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EXHIBIT 99.1

Contact:
Glenn A. Etherington, Chief Financial Officer
(972) 403-8300
getherington@metasolv.com



METASOLV TO BROADCAST FOURTH QUARTER CONFERENCE CALL LIVE ON THE INTERNET

PLANO, Texas (Jan. 31, 2001) - MetaSolv, Inc. (Nasdaq/NM: MSLV) today announced it will provide an online Web simulcast and rebroadcast of its 2000 fourth quarter earnings release conference call.

     The live broadcast of MetaSolv, Inc.'s quarterly conference call will be available online by going to www.metasolv.com and clicking on the link to Investor Relations and at www.streetevents.com and www.vcall.com. The call is scheduled to begin at 5:00 p.m. Eastern time on February 7, 2001. The online replay will follow shortly after the call and continue through March 7, 2001.

About MetaSolv, Inc.
MetaSolv, Inc. (Nasdaq: MSLV) headquartered in Plano, Texas was founded in 1992. MetaSolv, through its wholly owned subsidiary, MetaSolv Software, Inc., is a leading provider of order management and service fulfillment solutions for next generation communications providers. MetaSolv's Telecom Business Solution (TBS) software product suite integrates a communications provider's business from network planning and engineering to operations and customer care. With
MetaSolv's TBS software, communications providers can quickly and efficiently respond to market demand, optimize their service fulfillment processes, and build stronger relationships with their customers. MetaSolv is an active participant in the Ordering & Billing Forum (OBF), TeleManagement Forum (TMF) and the new Application Service Provider (ASP) Consortium. MetaSolv has regional offices in Chicago, Denver, Atlanta, McLean, VA and London. MetaSolv's web site is www.metasolv.com, or contact MetaSolv directly at (800) 747-0791.
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MetaSolv is a registered trademark, the MetaSolv logo, Telecom Business Solution and TBS are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.


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